UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

APOLLO RESIDENTIAL MORTGAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35246	45-0679215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Underwriting Agreement

On September 13, 2012, Apollo Residential Mortgage, Inc. (the “Company) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, ARM Manager, LLC, the Company’s external manager (the “Manager”), and Morgan Stanley & Co. LLC, UBS Securities LLC and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the several underwriters named in the underwriting agreement (together with the Representatives, the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement, an aggregate of 6,000,000 shares of the Company’s 8.00% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”). In addition, the Company granted to the Underwriters a 30-day option to purchase up to an additional 900,000 shares of the Series A Preferred Stock.

The public offering, expected to close on September 20, 2012, will generate net proceeds of approximately $144.8 million, after deducting the underwriting discount and estimated transaction expenses. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The preceding description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

1.1*	Underwriting Agreement dated September 13, 2012, by and among the Company, the Manager, and Morgan Stanley & Co. LLC, UBS Securities LLC and J.P. Morgan Securities LLC, as representatives of the several Underwriters listed on Schedule 1 attached thereto

5.1*	Opinion of Clifford Chance US LLP regarding the legality of the shares of 8.00% Series A Cumulative Redeemable Perpetual Preferred Stock

8.1*	Opinion of Clifford Chance US LLP regarding certain tax matters

12.1*	Calculation of Earnings to Combined Fixed Charges and Preferred Dividends

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 18, 2012

APOLLO RESIDENTIAL MORTGAGE, INC.

/s/ Stuart A. Rothstein
Stuart A. Rothstein Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Underwriting Agreement dated September 13, 2012, by and among the Company, the Manager, and Morgan Stanley & Co. LLC, UBS Securities LLC and J.P. Morgan Securities LLC, as representatives of the several Underwriters listed on Schedule 1 attached thereto

5.1*	Opinion of Clifford Chance US LLP regarding the legality of the shares of 8.00% Series A Cumulative Redeemable Perpetual Preferred Stock

8.1*	Opinion of Clifford Chance US LLP regarding certain tax matters

12.1*	Calculation of Earnings to Combined Fixed Charges and Preferred Dividends

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

*	Filed herewith.